UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2005
CORILLIAN CORPORATION
(Exact name of registrant as specified in its charter)
Commission file number: 0-29291

Oregon (State or other jurisdiction of incorporation or organization)	91-1795219 (I.R.S. Employer Identification No.)

3400 NW John Olsen Place Hillsboro, Oregon (Address of principal executive offices)	97124 (Zip Code)
Registrant’s telephone number, including area code: (503) 629-3300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition of Assets
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT 99.1

Item 2.01. Completion of Acquisition of Assets
     On August 18, 2005, Corillian Corporation, an Oregon corporation (“Corillian”), completed its acquisition of InteliData Technologies Corporation, a publicly traded Delaware corporation (Nasdaq: INTD) (“InteliData”) pursuant to an Agreement and Plan of Merger (the “Agreement”), dated March 31, 2005, by and among Corillian, InteliData and Corillian’s newly formed wholly-owned subsidiary, Wizard Acquisition Corporation, a Delaware corporation (“Wizard”). Pursuant to the Agreement, InteliData was merged into Wizard, with Wizard surviving as a wholly-owned subsidiary of Corillian under the name Corillian Payment Solutions, Inc.
     In consideration of the acquisition, the Agreement provides for the payment of up to 4,918,032 shares of Corillian’s common stock and approximately $4.3 million in cash to the stockholders of InteliData, for an aggregate purchase price of approximately $19.6 million. The shares of Corillian’s common stock being issued in the acquisition were registered with the Securities and Exchange Commission on a Registration Statement on Form S-4, declared effective on July 7, 2005.
     On August 19, 2005, Corillian issued a press release announcing the acquisition. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.
     The foregoing description of the Agreement and the acquisition does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which was attached as Exhibit 2.1 to the Form 8-K filed by Corillian with the SEC on April 1, 2005, and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
          (a) Financial statements of business acquired
     The financial statements of InteliData Technologies Corporation will be filed by amendment, pursuant to, and within the timeframe specified by, Item 9.01(a)(4) of Form 8-K.
          (b) Pro forma financial information
     The pro forma financial statements of Corillian Corporation will be filed by amendment, pursuant to, and within the timeframe specified by, Item of 9.01(b)(2) of Form 8-K.
          (c) Exhibits

Exhibit	Description

99.1	Press Release issued by Corillian Corporation, dated August 19, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 19, 2005

CORILLIAN CORPORATION
By:	/s/ Paul K. Wilde
Paul K. Wilde
Chief Financial Officer